UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 25, 2004

Gardenburger, Inc.

(Exact name of registrant as specified in its charter)

Oregon	0-20330	93-0886359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15615 Alton Parkway, Suite 350, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 255-2000

Not Applicable
(Former name or former address, if changed since last report)

Item 4.  Changes in Registrant’s Certifying Accountant

Effective June 25, 2004, Gardenburger, Inc. (“Gardenburger”) dismissed KPMG LLP (“KPMG”), which had previously served as Gardenburger’s independent accountants, and engaged BDO Seidman, LLP (“BDO”) as its new independent accountants.  The Audit Committee of Gardenburger’s Board of Directors recommended that Gardenburger change audit firms, directed the process of review of candidate firms to replace KPMG and made the final decision to engage BDO.

The reports of KPMG on the financial statements of Gardenburger for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that KPMG’s audit report on the 2002 financial statements of Gardenburger made reference to the fact that the financial statements for the year ended September 30, 2002 have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which was adopted by the Company as of October 1, 2002.

In connection with its audits of Gardenburger for the two most recent fiscal years and through June 25, 2004, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in their report on the financial statements for such years.

Gardenburger has furnished to KPMG the statements made in this Item 4.  Attached as Exhibit 16.1 to this Form 8-K is KPMG’s letter to the Commission, dated July 1, 2004, regarding these statements.

During the two most recent fiscal years and through June 25, 2004, Gardenburger has not consulted with BDO on any matter that (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Gardenburger’s financial statements, in each case where a written report was provided or oral advice was provided that BDO concluded was an important factor considered by Gardenburger in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S- K.

Item 7.  Financial Statements and Exhibits

(c)                    Exhibits.

Exhibit Number	Description
16.1	Letter, dated July 1, 2004, from KPMG to the Securities and Exchange Commission regarding change in certifying accountant of Gardenburger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARDENBURGER, INC.

July 2, 2004	/s/ Robert T. Trebing
Robert T. Trebing
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter, dated July 1, 2004, from KPMG to the Securities and Exchange Commission regarding change in certifying accountant of Gardenburger.